Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-260254 on Form S-1 and Registration Statement No. 333-261360 on Form S-8 of MoneyLion Inc. of our report dated June 1, 2021 (April 6, 2022, as to Footnote 13 and the subsequent events described in Footnote 17), relating to the financial statements of EVEN Financial, Inc. appearing in this Current Report on Form 8-K/A dated May 5, 2022.

/s/ Deloitte & Touche LLP

New York, NY

May 5, 2022